Exhibit 33.5


[LOGO] FREMONT
-----------------
INVESTMENT & LOAN

   Management's Assertion on Compliance with the Specified Minimum Servicing
                    Standards Set Forth in the Regulation AB

                              Report of Management

We, as members of management of Fremont Investment & Loan (the "Company"), are responsible for complying with the minimum servicing standards identified in the attached Exhibit A (the "specified minimum servicing standards") as set forth in Regulation AB. We are also responsible for establishing and maintaining effective internal control over compliance with these specified minimum servicing standards. We have performed an evaluation of the Company's compliance with the specified minimum servicing standards as of December 31, 2006 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2006, the Company complied, in all material respects, with the specified minimum servicing standards, except as described below.

The specified minimum servicing standards require that payments received by borrowers be remitted to the appropriate accounts maintained pursuant to the transaction documents. During the year ended December 31, 2006, 709 payments were not remitted to the appropriate collection accounts in a timely manner. Upon review of the 709 payment not remitted to the appropriate collection account and the total number of payments processed during 2006 of 1,377,091, the 709 payments represent .060% of the total number of loan payment received by FIL during 2006. Therefore, management has concluded this error is immaterial and a non-reportable occurrence.

In addition, the specified minimum servicing standards require the proper adjustment of an adjustable rate mortgage loan pursuant to the terms of the related mortgage note. During the year ended December 31, 2006, one rate adjustment for a mortgage loan covered under the Servicemembers Civil Relief Act, as amended, was suppressed and the rate was not reset to the correct adjusted rate in a timely manner. Upon review of this exception, we noted that for the year ended December 31, 2006, a total of only 46 mortgage loans were subject to the Servicemembers Civil Relief Act, as amended, as compared to a total number of mortgage loans serviced by Fremont of approximately 1.3 million for the year ended December 31, 2006. Therefore, management has concluded this error to be immaterial and a non-reportable occurrence. We therefore concluded that the Company complied with the specified minimum servicing standards in all material respects.

As of December 31, 2006 and for the year then ended, the Company had in effect a fidelity bond in the amount of $30,000,000 and an errors and omissions policy in the amount of $10,000,000.


                         /s/ Kyle R. Walker
                         ------------------
                         Kyle R. Walker
                         President and Chief Executive Officer


                         /s/ David S. Gordon
                         -------------------
                         David S. Gordon
                         Senior Vice President, Loan Administration & Servicing

                         /s/ John Alkire
                         ---------------
                         John Alkire
                         Senior Vice President, Loan Servicing


February 28, 2007

                 LEGAL | 2727 E. IMPERIAL HWY | BREA, CA 92821
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                 Member FDIC | Serving our customers since 1937

                                   EXHIBIT A

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The assessment of compliance to be delivered by the Servicer shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria."

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                                                                                  APPLICABLE
                                                                                  SERVICING
                                SERVICING CRITERIA                                CRITERIA
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   Reference                          Criteria
--------------------------------------------------------------------------------------------
                         General Servicing Considerations
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 1122(d)(1)(i)      Policies and procedures are instituted to
                    monitor any performance or other triggers                         X
                    and events of default in accordance with
                    the transaction agreements.
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 1122(d)(1)(ii)     If any material servicing activities are
                    outsourced to third parties, policies and
                    procedures are instituted to monitor the                          X
                    third party's performance and compliance
                    with such servicing activities.
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 1122(d)(1)(iii)    Any requirements in the transaction
                    agreements to maintain a back-up                                  N/A
                    servicer for the pool assets are
                    maintained.
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 1l22(d)(1)(iv)     A fidelity bond and errors and omissions
                    policy is in effect on the party
                    participating in the servicing function                           X
                    throughout the reporting period in the
                    amount of coverage required by and otherwise
                    in accordance with the terms of the
                    transaction agreements.
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                       Cash Collection and Administration
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 1122(d)(2)(i)      Payments on pool assets are deposited into
                    the appropriate custodial bank accounts and
                    related bank clearing accounts no more than                       X
                    two business days following receipt, or such
                    other number of days specified in the
                    transaction agreements.
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 1122(d)(2)(ii)     Disbursements made via wire transfer on
                    behalf of an obligor or to an investor                            X
                    are made only by authorized personnel.
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 1122(d)(2)(iii)    Advances of funds or guarantees regarding
                    collections, cash flows or distributions,
                    and any interest or other fees charged for                        X
                    such advances, are made, reviewed and
                    approved as specified in the transaction
                    agreements.
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 1122(d)(2)(iv)     The related accounts for the transaction,
                    such as cash reserve accounts or accounts
                    established as a form of
                    overcollateralization, are separately                             X
                    maintained (e.g., with respect to
                    commingling of cash) as set forth in the
                    transaction agreements.
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 1122(d)(2)(v)      Each custodial account is maintained at a
                    federally insured depository institution as
                    set forth in the transaction agreements. For
                    purposes of this criterion, "federally
                    insured depository institution" with respect                      X
                    to a foreign financial institution means a
                    foreign financial institution that meets the
                    requirements of Rule 13k-1(b)(1) of the
                    Securities Exchange Act.
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 1122(d)(2)(vi)     Unissued checks are safeguarded so as to                          X
                    prevent unauthorized access.
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 1122(d)(2)(vii)    Reconciliations are prepared on a monthly
                    basis for all asset-backed securities related
                    bank accounts, including custodial accounts
                    and related bank clearing accounts. These
                    reconciliations are (A) mathematically
                    accurate; (B) prepared within 30 calendar
                    days after the bank statement cutoff date, or
                    such other number of days specified in the                        X
                    transaction agreements; (C) reviewed and
                    approved by someone other than the person who
                    prepared the reconciliation; and (D) contain
                    explanations for reconciling items. These
                    reconciling items are resolved within 90
                    calendar days of their original
                    identification, or such other number of days
                    specified in the transaction agreements.
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

--------------------------------------------------------------------------------------------
                                                                                  APPLICABLE
                                                                                  SERVICING
                                SERVICING CRITERIA                                CRITERIA
--------------------------------------------------------------------------------------------
   Reference                          Criteria
--------------------------------------------------------------------------------------------
                       Investor Remittances and Reporting
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 1122(d)(3)(i)      Reports to investors, including those to be                       X
                    filed with the Commission, are maintained in
                    accordance with the transaction agreements
                    and applicable Commission requirements.
                    Specifically, such reports (A) are prepared
                    in accordance with timeframes and other terms
                    set forth in the transaction agreements; (B)
                    provide information calculated in accordance
                    with the terms specified in the transaction
                    agreements; (C) are filed with the Commission
                    as required by its rules and regulations; and
                    (D) agree with investors' or the trustee's
                    records as to the total unpaid principal
                    balance and number of pool assets serviced by
                    the Servicer.
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 1122(d)(3)(ii)     Amounts due to investors are allocated and
                    remitted in accordance with timeframes,                           X
                    distribution priority and other terms set
                    forth in the transaction agreements.
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 1122(d)(3)(iii)    Disbursements made to an investor are posted within two           X
                    business days to the Servicer's investor records, or such
                    other number of days specified in the transaction
                    agreements.
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 1122(d)(3)(iv)     Amounts remitted to investors per the
                    investor reports agree with cancelled                             X
                    checks, or other form of payment, or
                    custodial bank statements.
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                             Pool Asset Administration
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 1122(d)(4)(i)      Collateral or security on pool assets is
                    maintained as required by the transaction                         X
                    agreements or related mortgage loan
                    documents.
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 1122(d)(4)(ii)     Pool assets and related documents are
                    safeguarded as required by the                                    X
                    transaction agreements
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 1122(d)(4)(iii)    Any additions, removals or substitutions to
                    the asset pool are made, reviewed and
                    approved in accordance with any conditions                        X
                    or requirements in the transaction
                    agreements.
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 1122(d)(4)(iv)     Payments on pool assets, including any                            X
                    payoffs, made in accordance with the
                    related pool asset documents are posted to
                    the Servicer's obligor records maintained no
                    more than two business days after receipt,
                    or such other number of days specified in
                    the transaction agreements, and allocated to
                    principal, interest or other items (e.g.,
                    escrow) in accordance with the related pool
                    asset documents.
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 1122(d)(4)(v)      The Servicer's records regarding the pool
                    assets agree with the Servicer's records                          X
                    with respect to an obligor's unpaid
                    principal balance.
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 1122(d)(4)(vi)     Changes with respect to the terms or status of
                    an obligor's pool assets (e.g., loan modifications or
                    re-agings) are made, reviewed and approved by                     X
                    authorized personnel in accordance with the transaction
                    agreements and related pool asset documents.
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 1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g.,
                    forbearance plans, modifications and deeds
                    in lieu of foreclosure, foreclosures and
                    repossessions, as applicable) are                                 X
                    initiated, conducted and concluded in
                    accordance with the timeframes or other
                    requirements established by the transaction
                    agreements.
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 1122(d)(4)(viii)   Records documenting collection efforts are
                    maintained during the period a pool asset is
                    delinquent in accordance with the transaction
                    agreements. Such records are maintained on at
                    least a monthly basis, or such other period                       X
                    specified in the transaction agreements, and
                    describe the entity's activities in
                    monitoring delinquent pool assets including,
                    for example, phone calls, letters and payment
                    rescheduling plans in cases where delinquency
                    is deemed temporary (e.g., illness or
                    unemployment).
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 1122(d)(4)(ix)     Adjustments to interest rates or rates of
                    return for pool assets with variable rates                        X
                    are computed based on the related pool
                    asset documents.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                                                                  APPLICABLE
                                                                                  SERVICING
                                SERVICING CRITERIA                                CRITERIA
--------------------------------------------------------------------------------------------
   Reference                          Criteria
--------------------------------------------------------------------------------------------
 1122(d)(4)(x)      Regarding any funds held in trust for an
                    obligor (such as escrow accounts); (A) such
                    funds are analyzed, in accordance with the
                    obligor's pool asset documents, on at least
                    an annual basis, or such other period
                    specified in the transaction agreements; (B)                      X
                    interest on such funds is paid, or credited,
                    to obligors in accordance with applicable
                    pool asset documents and state laws; and (C)
                    such funds are returned to the obligor within
                    30 calendar days of full repayment of the
                    related pool assets, or such other number of
                    days specified in the transaction agreements.
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 1122(d)(4)(xi)     Payments made on behalf of an obligor (such
                    as tax or insurance payments) are made on or before the
                    related penalty or expiration dates, as indicated on the
                    appropriate bills or notices for such payments, provided          X
                    that such support has been received by the Servicer at
                    least 30 calendar days prior to these dates, or such
                    other number of days specified in the transaction
                    agreements.
--------------------------------------------------------------------------------------------
 1122(d)(4)(xii)    Any late payment penalties in connection
                    with any payment to be made on behalf of an
                    obligor are paid from the Servicer's funds                        X
                    and not charged to the obligor, unless the
                    late payment was due to the obligor's error
                    or omission.
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 1122(d)(4)(xiii)   Disbursements made on behalf of an obligor
                    are posted within two business days to the
                    obligor's records maintained by the                               X
                    Servicer, or such other number of days
                    specified in the transaction agreements.
--------------------------------------------------------------------------------------------
 1122(d)(4)(xiv)    Delinquencies, charge-offs and
                    uncollectible accounts are recognized and                         X
                    recorded in accordance with the
                    transaction agreements.
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 1122(d)(4)(xv)     Any external enhancement or other support,
                    identified in Item 1114(a)(1) through (3)                        N/A
                    or Item 1115 of Regulation AB, is maintained
                    as set forth in the transaction agreements.
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